Exhibit 99.1

Hercules Capital Increases and Strengthens Its Capital Resources with New $200.0 Million Credit Facility to Support Continued Investment Portfolio Growth and Expansion Strategy

The Company has replaced its $100.0 million MUFG Union Bank, N.A. credit facility with a $200.0 million facility, with new participating commercial banks providing commitments

PALO ALTO, Calif., February 20, 2019 - Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”) the largest and leading specialty finance provider to innovative, venture growth stage companies backed by some of the leading U.S. and top-tier venture capital and select private equity firms, today announced that effective February 20, 2019, it has replaced its existing $100.0 million credit facility with MUFG Union Bank with a new credit facility under which City National, Umpqua Bank, Hitachi Capital America Corporation and Mutual of Omaha Bank, together with MUFG Union Bank, have committed a total of $200.0 million in credit capacity subject to borrowing base, leverage and other restrictions. The new credit facility also includes an uncommitted accordion feature of $100.0 million. The interest rate applicable to borrowings under the new credit facility has been reduced to LIBOR plus 2.70%. The new credit facility matures in February 2022, plus a 12-month amortization period. The advance rate under the new credit facility has been increased to 55% against eligible loans.

“With the completion of our two recent securitizations totaling $450.0 million, the renewal of our Wells Fargo credit facility of $75.0 million, and our new credit facility accordion with MUFG Union Bank, our combined total potential new liquidity has been greatly enhanced and will allow us to continue to pursue growth of our investment portfolio. We are well positioned to take advantage of our growing and robust new deal pipeline as well as any market dislocations and strategic new potential opportunities that may present itself,” said Manuel A. Henriquez, chairman and chief executive officer of Hercules. “With our new asset coverage ratio increasing our flexibility, we intend to more actively use our banking credit facilities to grow our investment portfolio moving forward, along with our access to the securitization marketplace. We welcome our new commercial bank partners and thank MUFG Union Bank for their long-standing support of our industry-leading franchise, and look forward to continuing our long-term relationship.”

For additional information, please review the Company’s current report on Form 8-K, to be filed with the Securities and Exchange Commission (“SEC”), which will include the completed transaction documents.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $8.2 billion to over 440 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has six outstanding bond issuances of:

Institutional Notes PAR $1000.00

●	4.625% Notes due 2022

Retail Notes (“Baby Bonds”) PAR $25.00

●	5.25% Notes due 2025 (NYSE: HCXZ)
●	6.25% Notes due 2033 (NYSE: HCXY)

Convertible Notes

●	4.375% Convertible Notes due 2022

Securitization Notes

●	4.605% Asset-backed Notes due 2027
●	4.703% Asset-backed Notes due 2028

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com

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